Exhibit 10.13

SWISS SECURITY AGREEMENT dated as of February 12, 2018, made by GRAFTECH SWITZERLAND SA, a Swiss corporation (“Swissco” / the “Assignor”) and JPMORGAN CHASE BANK, N.A. (“JPM” / the “Assignee”) as the Assignee and Collateral Agent for the Secured Parties (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement dated as of February 12, 2018, among GrafTech International Ltd., a Delaware corporation, GrafTech Finance Inc., a Delaware corporation, GrafTech Luxembourg II S.à.r.l., a Luxembourg société à responsabilité limitée, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 167199, Swissco, the Lenders and Issuing Banks from time to time party thereto and JPM, as Administrative Agent and Collateral Agent (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)).

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and the Issuing Banks have agreed to issue Letters of Credit, upon the terms and subject to the conditions set forth therein;

WHEREAS the Assignor is engaged in related businesses, and each will derive substantial direct and indirect benefit from the making of the Loans and the availability of the Letters of Credit; and

WHEREAS it is a condition precedent to the obligations of the Lenders to make the Loans and the Issuing Banks to issue the Letters of Credit that the Assignor shall have executed and delivered this Swiss Security Agreement (this “Agreement”) to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and the Issuing Banks to issue Letters of Credit, the Assignor hereby agrees with the Assignee, for the ratable benefit of the Secured Parties, as follows:

1. DEFINITIONS AND INTERPRETATION

1.1. Definitions

Unless otherwise defined therein, capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 1.01 of the Credit Agreement.  The definitions of the Credit Agreement shall apply to this Agreement mutatis mutandis and are hereby incorporated herein by reference as if set forth in full in this Agreement.

In this Agreement, the following terms shall have the following meanings:

Agreement: shall mean this Swiss Security Agreement;

Ancillary Rights: has the meaning ascribed to such term in Section 2.1 below;

Assigned Bank Accounts: means all current or future rights, title, interest and action (including any balances and accrued interest) the Assignor may have or acquire in relation to any bank account which the Assignor now has (such existing bank accounts being listed in Schedule 2 to this Agreement) or may at any time have in the future vis-à-vis any bank or other financial institution;

Assigned Receivables: means collectively the existing and future rights of the Assignor to all payments, titles and interests and value added tax, if any, in respect thereof due from the debtors of the Assignor and which derive from the Assignor’s business operations and/or ownership in its assets (including all Ancillary Rights and privileges and benefits thereto (Art. 170 CO)) which it undertakes within its statutory scope, including but not limited to (i) Assigned Bank Accounts, (ii) insurance claims of the Assignor under insurance policies covering the business operations of the Assignor, and (iii) existing and future receivables owed by any of the Affiliates of the Assignor to the Assignor and arising in the course of business of the Assignor, whether contingent or not, incorporated in a title or not;

Assignment: means the assignment for security purposes by the Assignor of the Assigned Receivables to the Assignee, acting for itself and for the benefit of the Secured Parties, pursuant to Art. 164 et seq. CO;

Assignor: means Graftech Switzerland SA, a company limited by shares organized and incorporated under the laws of Switzerland, having is registered office at 1 Route de Renens, 1030 Bussigny-près-Lausanne, Switzerland;

Assignee: means JPMorgan Chase Bank, N.A., a United States national banking association, acting through its office at 383 Madison Avenue, New York 10179, USA;

Business Day(s): means a day (other than a Saturday or Sunday) on which banks are open for general business in New York City;

CC: means the Swiss Federal Civil Code dated December 10, 1907, as amended from time to time;

CO: means the Swiss Federal Code of Obligations, dated March 30, 1911, as amended from time to time;

Collateral: means, as the context requires, the Assigned Receivables and/or any other assets over which a Security Interest is created pursuant to this Agreement;

Credit Agreement: has the meaning set forth in the recitals of this Agreement;

LP: means the Swiss Federal Statute on Debt Collection and Bankruptcy, dated April 1, 1889, as amended from time to time;

Notice of Assignment: means a notice of assignment substantially in the form of Schedule 1 to this Agreement.

Security Interest: means the security interest over the Collateral created and perfected under the terms of this Agreement; and

Swissco US Pledge Agreement: has the meaning ascribed to such term in Section 3.5 below.

1.2. Interpretation

References to the Credit Agreement, this Agreement or any other agreement or document shall, where applicable, be deemed to be references to such Credit Agreement, this Agreement, or such other agreement or document as the same may from time to time be, extended, prolonged, amended, restated, supplemented, renewed, or novated, as Persons may accede thereto as a party or withdraw therefrom as a party in part or in whole or be released thereunder in part or in whole and as facilities and financial services are or may from time to time be granted, extended, prolonged, increased, reduced, cancelled, withdrawn, amended, restated, supplemented, renewed or novated thereunder.

Clause headings are for ease of reference only and are not to affect the interpretation of this Agreement. Any Person is to be construed to include that Person’s permitted assignees or transferees or successors in title, whether direct or indirect. In the event of any inconsistency between the terms of the Credit Agreement and this Agreement, the terms of this Agreement shall prevail.

2. ASSIGNMENT OF RECEIVABLES

2.1. Undertaking to Assign and Assignment of Receivables

The Assignor agrees (i) to assign to the Assignee (as Collateral Agent, for the benefit and on behalf of the Secured Parties) the Assigned Receivables as security through and until the Termination Date, and (ii) to perfect the Assignment on the date of the Credit Agreement until such time.

For the purpose of effecting the Assignment of the Assigned Receivables, the Assignor hereby assigns by way of security to the Assignee (as Collateral Agent, for the benefit and on behalf of the Secured Parties) the Assigned Receivables existing on the date hereof (such existing receivables being listed in Schedules 3 hereof).  The Assignee expressly accepts the Assignment.

The Assignor hereby expressly acknowledges that the meaning of the term “Swissco Obligations” (and consequently the extent of its undertaking under this Agreement) is defined by reference to the Credit Agreement and the Assignor expressly confirms that it fully understands and accepts the definition of the term “Swissco Obligations”.

The rights of the Assignee, upon the occurrence and during the continuance of an Event of Default, pertaining to the Assigned Receivables hereunder include:

(i) the right to receive at any time on or after the date of this Agreement all proceeds relative to any Assigned Receivables;

(ii) the right to receive the proceeds of any insurance, indemnity, warranty, guarantee, or collateral security relating to such Assigned Receivables, including the right against any bank providing a letter of credit or similar credit instrument;

(iii) all claims of the Assignor for damages arising out of or for breach of or default under any contract from which the Assigned Receivables derive; and

(iv) the right to demand, sue for, recover and give receipts for all moneys payable under any contract from which the Assigned Receivables derive (the rights described in clauses (i) to (iv) above shall mean, collectively, the “Ancillary Rights”).

Notwithstanding anything contained in this Agreement or any Loan Document to the contrary, “Collateral” shall not include any Excluded Assets; provided, however, that the Security Interest shall immediately attach to, and the Collateral shall immediately include, any such asset (or portion thereof) upon such asset (or such portion) ceasing to be an Excluded Asset.

2.2. Routing of Collections

The Assignor shall instruct and shall continue to instruct any debtors of the Assigned Receivables to pay, wire, transfer or credit any payment to the Assigned Bank Accounts.

Subject to and in accordance with the terms and conditions of the Credit Agreement and this Agreement, the Assignor shall be authorized to collect all or part of the Assigned Receivables for as long as no Event of Default has occurred and is continuing, and until such time as notified by the Collateral Agent, provided the proceeds of the Assigned Receivables are credited on the Assigned Bank Accounts as per the preceding paragraph.

Subject to and in accordance with the terms and conditions of the Credit Agreement, the Assignor shall be authorized to dispose of the Assigned Receivables for as long as no Event of Default has occurred and is continuing.

2.3. Notification of Debtors of the Assigned Receivables I Payment Instruction

2.3.1 Notification

Upon the occurrence and during the continuance of an Event of Default, and after the Collateral Agent shall have notified Holdings (except that no such notice shall be required in the case of an Event of Default under clause (h) or (i) of Section 7.01 of the Credit Agreement), the Assignee, acting for itself and on behalf of the Secured Parties shall be authorized to request the Assignor to notify any current and future debtors of the Assigned Receivables of their assignment by way of a Notice of Assignment. The Assignee shall further have the right to notify the Assignment to the relevant debtors at any time if the Assignor does not comply with the Assignee’s request to proceed to such notification as per this Section within two Business Days from the Assignee’s request.

2.3.2. Payment Instructions and other Measures by the Assignee

In the event the Assignee is entitled to notification (or to request the Assignor to proceed to such notification) under Section 2.3.1 above, the Assignee shall in addition be authorized, but not obliged, to instruct the debtors of the Assigned Receivables to effect payment on a bank account as specified by the Assignee, and to take other measures the Assignee deems to be adequate for the preservation of the Assigned Receivables in favor of the Secured Parties.

2.3.3. Obligations of the Assignor

Upon the occurrence and during the continuance of an Event of Default, and after the Collateral Agent shall have notified Holdings (except that no such notice shall be required in the case of an Event of Default under clause (h) or (i) of Section 7.01 of the Credit Agreement), the Assignor shall cooperate with the Assignee and use its best efforts in assisting the Assignee in relation to the payment of the Assigned Receivables, and shall pay any amounts paid directly to the Assignor in relation to the Assigned Receivables to the Assignee acting on behalf of the Secured Parties by transferring said amounts into a bank account as specified by the Assignee, until such time as the Security Interests created under this Agreement shall be released in accordance with Section 6.1.1 of this Agreement.

2.4. Reporting upon Occurrence and during Continuance of an Event of Default

Upon the occurrence and during the continuance of an Event of Default, the Assignor shall deliver to the Assignee within 3 Business Days thereof, an updated list of Assigned Receivables identifying each Assigned Receivable outstanding as of the Business Day before the occurrence of such Event of Default (specifying at least name and address of the debtor, the amount due and the due date) substantially in the form and including the information as set forth in Schedule 3 to this Agreement.

2.5. Waiver of Banking Secrecy with Respect to Assigned Bank Accounts

The Assignor shall release the respective bank(s) from the banking secrecy to the extent required for the Assignee to assign the Assigned Bank Accounts and perform its rights and obligations in relation thereto. To that effect, the Assignor shall, within ten Business Days from the date hereof, send a Notice of Assignment to the banks (substantially in the form of Schedule 1) with which the Assigned Bank Accounts are opened.

Subject to and in accordance with the terms and conditions of the Loan Documents the Assignor shall be authorized (subject to revocation by the Assignee as of the occurrence of an Event of Default) to use any balance on the Assigned Bank Accounts for as long as no Event of Default has occurred and is continuing. Upon the occurrence and during the continuance of an Event of Default, the Assignee shall be authorized to revoke such authorization; provided that such authorization shall automatically be revoked upon the occurrence and during the continuance of any Event of Default under clause (h) or (i) of Section 7.01 of the Credit Agreement.

3. PURPOSE, EFFECTS AND LIMITATIONS OF THE SECURITY INTEREST

3.1. Purpose of Security Interest

The Security Interest created and perfected under this Agreement provides the Assignee, as Collateral Agent, for the benefit and on behalf of the Secured Parties, with a security interest securing the Swissco Obligations.

3.2. First Priority Lien

The Collateral shall be delivered so that this Agreement, together with such delivery, creates in favour of the Assignee, as Collateral Agent, for the benefit and on behalf of the Secured Parties, a first priority lien on, and first priority security interest in such Collateral.

3.3. Continuing Security Interest

This Agreement shall create a continuing Security Interest over the Collateral irrespective of any intermediate payment or satisfaction of any or all Swissco Obligations

3.4. Additional and Independent Security Interest

The Security Interest created and perfected over the Collateral hereunder shall be in addition to and independent of any existing or future guarantees and other security interests which may at any time be held by the Assignee from the Assignor or any other Person in respect of the whole or any part of the Swissco Obligations and may be enforced independently of any such other guarantees or other security interests.

The release of individual items of Collateral from the Security Interest does not affect the Security Interest on other items of Collateral.

3.5. Conflicts

The parties hereto acknowledge that (a) the Assignor and the Assignee, among other parties, have entered into that certain Swissco New York Law Pledge Agreement, dated the date hereof (the “Swissco US Pledge Agreement”), pursuant to which the Assignor has pledged to the Assignee certain equity and debt securities owned by it as security for the Swissco Obligations, and (b) certain of such debt securities may constitute Collateral under this Agreement. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of the Swissco US Pledge Agreement, the terms and conditions of this Agreement shall prevail, except to the extent the context or applicable law may require.

Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Assignee for the ratable benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Assignee hereunder or the application of proceeds of any Collateral, are subject to the provisions of any Customary Intercreditor Agreement contemplated by the Credit Agreement, if and to the extent applicable and/or in effect.

3.6                              Limitations

If and to the extent the Assignor secures and/or guarantees any Upstream and Cross-Stream Obligations (as such terms are defined in the Credit Agreement), and not obligations that are the Assignor’s primary obligations or the primary obligations of Foreign Subsidiaries that are direct or indirect subsidiaries of the Assignor, the following limitations shall apply:

(a)     Maximum amount which may be secured or guaranteed by the Assignor:

The aggregate:

(i)                                     liability of the Assignor; and

(ii)                                  use of proceeds from the enforcement of the Collateral of the Assignor,

under this Agreement and any and all other Loan Documents shall not exceed the amount of the Assignor’s freely disposable equity in accordance with Swiss law, presently being the total shareholder equity less the total of (a) the aggregate share capital and (b) statutory reserves (including reserves for own shares and revaluations as well as agio) to the extent such reserves cannot be transferred into unrestricted, distributable reserves, and (c) the blocked amount (as determined by the Assignor’s statutory auditor) corresponding to the Assignor’s intra-group claims resulting from upstream or cross-stream loans not granted at arm’s length conditions. The amount of freely disposable equity shall be determined on the basis of an audited annual or interim balance sheet of the Assignor.

This limitation shall only apply to the extent it is a requirement under applicable law at the time (a) the Assignor is required to perform or (b) Collateral of the Assignor is enforced under the Loan Documents.  Such limitation shall not free the Assignor from its obligations in excess of the freely disposable equity, but merely postpone the performance date thereof until such times when the Assignor has again freely disposable equity if and to the extent such freely disposable equity is available.  The limitation shall not apply to the extent the Assignor guarantees any amounts borrowed under any Loan Document that are lent to the Assignor or to wholly owned direct or indirect subsidiaries of the Assignor, and shall accordingly not apply to the Collateral of the Assignor being enforced as security/guarantee for the obligations of the Assignor or the obligations of direct or indirect subsidiaries of the Assignor.

The Assignor shall and Luxembourg Holdco or any successor shareholder of the Assignor which is a party to a Loan Document shall procure that the Assignor will, take and cause to be taken all and any action (including, without limitation, (a) the passing of any shareholders’ resolutions to approve any payment or other performance under this Agreement or any other Loan Document, and (b) the obtaining of any confirmations which may be required as a matter of Swiss mandatory law in force at the time the Assignor is required to make a payment or perform other obligations under this Agreement or any other Loan Document) in order to allow a prompt payment of amounts owing by the Assignor under the Loan Documents, a prompt use of proceeds from the Collateral of the Assignor as well as the performance by the Assignor of other obligations under the Loan Documents with a minimum of limitations.

If the enforcement of the obligations of the Assignor under the Loan Documents would be limited due to the effects referred to in this clause, the Assignor shall further, to the extent permitted by applicable law and Swiss accounting standards and upon request by the Administrative Agent, write up or sell any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of sale, however, only if such assets are not necessary for the Assignor’s business and such sale is permitted under this Agreement or any other Loan Document.

(b)                                Swiss Withholding Tax

(i)                                    If so required under applicable law (including double tax treaties) at the time it is required to make a payment under this Agreement or any other Loan Document, the Assignor:

(A)                               shall use its best efforts to ensure that such payments can be made without deduction of Swiss withholding tax (Verrechnungssteuer), or with deduction of Swiss withholding tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including tax treaties) rather than payment of the tax;

(B)                               shall deduct the Swiss withholding tax at such rate (being 35% at the date hereof) as is in force from time to time if the notification procedure pursuant to sub-paragraph (A) above does not apply; or shall deduct the Swiss withholding tax at the reduced rate resulting after discharge of part of such tax by notification if the notification procedure pursuant to sub-paragraph (A) applies for a part of the Swiss withholding tax only; and shall pay within the time allowed any such taxes deducted to the Swiss Federal Tax Administration; and

(C)                               shall promptly notify the Administrative Agent that such notification or, as the case may be, deduction has been made, and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration.

(ii)                                 If the Assignor is required under applicable law (including double tax treaties) to deduct Swiss withholding tax at the time the Collateral Agent is enforcing the Collateral of Assignor, the Administrative Agent shall deduct from the proceeds from such enforcement the Swiss withholding tax at such rate (being 35% at the date hereof) as is in force from time to time and shall pay without delay, any such taxes deducted to the Swiss Federal Tax Administration.

(iii)                              In the case of a deduction of Swiss withholding tax, the Assignor shall use its best efforts to ensure that any Person that is entitled to a full or partial refund of the Swiss withholding tax deducted from such payment under this Agreement or any other Loan Document or the proceeds of the enforcement of the Collateral of the Assignor, will, as soon as possible after such deduction:

4. REPRESENTATIONS AND WARRANTIES

4.1. Representations and Warranties of the Assignor

The Assignor hereby warrants and represents for as long as any Swissco Obligations remain outstanding as follows:

(i) Due incorporation: the Assignor is duly incorporated and validly existing under the laws of Switzerland with full power and authority to conduct its business.

(ii) Power: the Assignor has the power to enter into this Agreement and to perform its obligations hereunder.

(iii) Corporate Actions: all necessary corporate actions required in connection with the entry into, performance under, the validity and enforceability of this Agreement and, in particular but not limited to, the creation and perfection of the Security Interest, and the transactions contemplated hereby and thereby have been taken, obtained or effected and are in full force and effect.

(iv) Consents: no approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters, official or otherwise, are required in connection with the entry into, performance under, the validity and enforceability of this Agreement and, in particular but not limited to, the creation and perfection of the Security Interest, and the transactions contemplated hereby and thereby.

(v) Title in Collateral/Validity of Security Interest: the Assignor has good and marketable title of full ownership to all Collateral and such Collateral are free and clear of any pledge, Lien, charge, security interest or other encumbrance, except for (a) Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement and (ii) minor defects in title that do not interfere with the Assignor’s ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties constituting the Collateral, in each case to the extent the failure to have such good and marketable title of full ownership could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(vi) Validity and Enforceability of Agreement: this Agreement constitutes legal, valid and binding obligations of the Assignor, enforceable in accordance with its terms, subject to applicable insolvency law affecting creditors’ rights in general.

(vii) Valid Security Interest: this Agreement constitutes a valid and effective Assignment of the Assigned Receivables.

(viii) First Priority: the Agreement creates a first priority lien on, and first priority Security Interest in, such Collateral.

(ix) Non-conflict: the execution and delivery of this Agreement including the creation and perfection of the Security Interest, and the performance by the Assignor of any of its obligations hereunder (a) do not and will not conflict with (x) any law or regulation or any official or judicial order, (y) the articles of association and organizational by-laws of the Assignor, or (z) any agreement or document to which the Assignor is a party or which is binding upon it, nor result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any such agreement or document, or (b) will not result in the creation or imposition of or obliges the Assignor to create any Lien on the undertaking, assets, rights or revenues of the Assignor, except as expressly provided for herein.

5. COVENANTS OF ASSIGNOR

5.1. Continuing Support

The Assignor hereby covenants until the Termination Date as follows:

The Assignor shall, at its own expense, promptly execute and deliver to the Assignee all documents (in particular all documents and/or titles incorporating the Assigned Receivables, if any such documents and/or titles exist), declarations, certificates, registrations, filings and other instruments and shall take all actions necessary or that the Assignee may reasonably request, in order to create, perfect, maintain and protect the Security Interests created hereby (including instigating legal proceedings to ensure the existence, enforceability and value of the Assigned Receivables) and the Assignor shall assist the Assignee in exercising and enforcing the rights and remedies of the Assignee, as Collateral Agent, for the benefit and on behalf of the Secured Parties under this Agreement with respect to the Collateral.  In particular, the Assignor undertakes to allow the Assignee to review the books and other documents the Assignee deems necessary for the purpose of verifying the existence and value of the Collateral, provided that any such review shall be conducted during normal business hours and in a manner which is not disruptive to the business of the Assignor, in each case subject to (x) Liens permitted pursuant to Section 6.02 of the Credit Agreement, (y) transfers made in compliance with the Credit Agreement, and (z) the rights of the Assignor under Section 9.14 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

5.2. Transmission of Information

The Assignor shall furnish to the Assignee promptly upon receipt thereof copies of all notices, requests and other documents received by it in relation to the Collateral according to which (i) the validity or enforceability of the Security Interest created over the Collateral, (ii) the value of the Collateral, or (iii) the possibilities of the Collateral’s liquidation and/or realization as contemplated by this Agreement are (A) materially negatively affected or (B) threatened to be materially negatively affected and likely to occur.

5.3. Negative Pledge

Other than to the extent created by this Agreement, the Assignor shall not create, incur, assume or suffer to exist any Lien upon or with respect to the Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement.

5.4. Prohibition on the Disposal of Collateral

Except as otherwise permitted by the Credit Agreement and this Agreement, the Assignor shall not:

(i) dispose of the Collateral;

(ii) sell, factor or assign book or other debts forming part of the Collateral; or

(iii) sign any kind of agreement that provides for the non-assignability or the assignability subject to the prior written consent of a third party of the Assigned Receivables.

5.5. Performance of Contractual Obligations

The Assignor shall timely and fully perform and comply with all material provisions, covenants and other obligations required to be observed by it under the contracts from which the Assigned Receivables derive.

5.6. No Set-off, etc.

The Assignor shall take all commercially reasonable steps and comply with all applicable laws to procure that no set-off, counterclaim, credit, discount, allowance, right to make any deduction or any justification for the non-payment of the amounts payable on account of the Assigned Receivables will at any time be allowed to arise in relation to an Assigned Receivable (whether by the respective debtor or otherwise), other than in the ordinary course of business in accordance with past practice and the Assignor shall not amend, grant any extension of time for payment, waiver or other indulgence in relation to an Assigned Receivable, except to the extent permitted by the Credit Agreement.

6. TERMINATION AND RELEASE OF SECURITY INTEREST

6.1. Termination

6.1.1. Condition

The Security Interest created hereunder shall be terminated and released automatically on the Termination Date.  The Security Interest and all other security interests granted hereby shall also automatically terminate and be released at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement.

6.2. Release and Re-transfer of Collateral

Subject to the satisfaction of the conditions specified in Section 6.1.1 above, the Assignee hereby undertakes to forthwith release the Security Interest created hereunder and, to re-assign and/or retransfer the Collateral, where such re-assignment and/or re-transfer is required, and at the reasonable request of the Assignor, execute such documents as may be required to release the Collateral or may be reasonably requested by the Assignor.

6.3. Costs, Taxes and Duties regarding the Release of Collateral

The Assignor shall reimburse the Assignee for any costs, taxes and duties resulting from the re-assignment and/or re-transfer of the Collateral.  The Collateral Agent shall be entitled to set-off and deduct, respectively, such costs, taxes and duties from the Collateral to be released.

7. ENFORCEMENT AND REALISATION

7.1. Enforcement Proceedings

Upon the occurrence and during the continuance of an Event of Default, the Assignee shall be entitled to, immediately and, unless required by law, with prior notification of the Assignor (except that no such notice shall be required in the case of an Event of Default under clause (h) or (i) of Section 7.01 of the Credit Agreement), but without granting another grace period and in addition to other rights and remedies provided for herein or otherwise available to it to be exercised from time to time, notify the Assignment to the relevant debtors of the Assigned Receivables, and collect and enforce the Assigned Receivables.

The Collateral Agent, acting reasonably, shall have the right to obtain from the Assignor all information and documents deemed necessary in the reasonable opinion of the Collateral Agent, to ascertain the existence and particulars of the Assigned Receivables.

To the extent that the collection of the Assigned Receivables is not possible or is deemed unduly burdensome in the sole opinion of the Collateral Agent, the latter shall be entitled to sell the whole or any part of the Assigned Receivables at public auction or private sale, without demand of performance or notice of intention to effect any such disposition or of the time and place thereof (except where such notice is required by applicable law and cannot be waived), and without regard to the enforcement procedure provided for by the LP, and apply the proceeds thereof (less all costs and expenses) to the discharge of the Swissco Obligations.  Any sale shall be conducted in a commercially reasonable manner and to the extent permitted by applicable law.

The Assignee shall be entitled to allocate in its entire discretion the proceeds collected pursuant to this Section in discharging the Swissco Obligations which have become immediately due and payable, regardless of the creditor or nature (principal or interest) of such Swissco Obligations.

7.2. Additional Right of the Assignee

Upon the occurrence and during the continuance of an Event of Default, the Assignee, as Collateral Agent, for the benefit and on behalf of the Secured Parties, shall furthermore be entitled to do the following with respect to the Collateral:

(i) Power of Attorney: the Assignee may in its capacity as Collateral Agent, and for the benefit and on behalf of the Secured Parties, represent the Secured Parties in connection with the Loan Documents before all courts and authorities and in connection with the establishment of public deeds and real estate transactions, to take legal actions and remedies, enforce judgements and settlement arrangements, instigate and proceed with debt enforcement and bankruptcy proceedings as well as to accept and release assets in dispute.

(ii) Power of Attorney of the Assignor: the Assignee is entitled, in the name and for the account of the Assignor, to take all action in connection with the administration, conservation of value and realization of the Security Interests.

(iii) Notification: the Assignee may notify any other obligor under the Loan Documents, debtors of the Assigned Receivables, and other interested Persons in Switzerland and abroad of the realization of Security Interest or instruct the Assignor to make such notification.

7.3. Diligence, Limited Liability and Indemnification of the Collateral Agent

7.3.1. Diligence

The Assignee shall perform its responsibilities under this Agreement, in its capacity as Collateral Agent, for the benefit and on behalf of the Secured Parties or, if so stipulated in this Agreement, of the Assignor, with the necessary diligence.

7.3.2. Limitation of Liability

Any liability of the Assignee or any of its employees or agents for anything done or omitted in the performance of the Assignee’s responsibilities under this Agreement shall be excluded except in the event of gross negligence or willful default by the Assignee or any of its employees or agents.

7.3.3. Indemnification

The provisions of Section 9.03(b) of the Credit Agreement are incorporated herein by reference, mutatis mutandis; provided that each reference therein to a “Co-Borrower” shall be deemed to be a reference to the “Assignor” and each reference therein to the “Administrative Agent” shall be deemed to be a reference to the “Assignee.”

8. ASSIGNMENT AND TRANSFERS

The rights and obligations of the Assignor under this Agreement may not be assigned or transferred without the prior written consent of the Assignee. Nothing in this Agreement shall be construed as limiting the right of the Loan Parties to assign their rights and obligations under the Credit Agreement.

9. MISCELLANEOUS

9.1. Notices

All notices and other communications provided for in this Agreement shall be in writing and shall be delivered in the manner provided for notices in Section 9.01 of the Credit Agreement.

9.2. Binding Effect

This Agreement supersedes any prior arrangement between the parties hereto with respect to the subject matter hereof, in particular a certain “Swiss Security Agreement” dated April 28, 2010, as confirmed and amended from time to time, and all rights and obligations hereunder, shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns.

For the avoidance of any doubt, all outstanding receivables assigned to the Collateral Agent pursuant to the above-mentioned “Swiss Security Agreement” dated April 28, 2010, shall be deemed to be an integral part of the Assigned Receivables under this Agreement.

9.3. Entire Agreement/Modifications

This Agreement constitutes the entire agreement between the parties hereto and may be modified only by a written agreement signed by the parties hereto.

9.4. Severability

If any term or provision hereof, or the application thereof to any Person or circumstance, shall to any extent be contrary to any applicable law or otherwise invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it is contrary, invalid, or unenforceable shall not be affected thereby and, to the extent consistent with the overall intent hereof as evidenced by this Agreement taken as a whole, shall be enforced to the fullest extent permitted by applicable law.

9.5. Counterparts

This Agreement shall be executed in two counterparts by the different parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original but all the counterparts together shall constitute one and the same instrument.

10. LAW AND JURISDICTION

10.1. Governing Law

This Agreement shall be governed by, and shall be construed in accordance with, the laws of Switzerland.

10.2. Jurisdiction

Any legal action or proceeding with respect to this Agreement, shall be submitted exclusively to (i) the jurisdiction of the Supreme Court of the State of New York and the United States District Court of the Southern District of New York, in each case sitting in the Borough of Manhattan in the City of New York, and any appellate court from any thereof or (ii) the ordinary courts of the canton of Geneva. By execution and delivery of this Agreement, the Assignor hereby accepts for itself and in respect of its property, the exclusive jurisdiction of either of the aforesaid courts.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GRAFTECH SWITZERLAND SA

By:	/s/ Quinn J. Coburn

Name:	Quinn J. Coburn

Title:	Attorney-in-fact

Place:	Brooklyn Heights, OH

[Signature Page to Security Agreement—GrafTech Switzerland SA]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GRAFTECH SWITZERLAND SA

By:	/s/ Quinn J. Coburn

Name:	Quinn J. Coburn

Title:	Attorney-in-fact

Place:	Brooklyn Heights, OH

[Signature Page to Security Agreement—GrafTech Switzerland SA]

GRAFTECH SWITZERLAND SA	JPMORGAN CHASE BANK, N.A.

By:	By:	/s/ James Shender

Name:	Name:	James Shender

Title:	Title:	Vice President

Place:	Location:	New York, NY

[Signature Page to Swiss Security Agreement]